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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Atlantic Tele-Network, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATLANTIC TELE-NETWORK, INC.
600 Cummings Center
Beverly, MA 01915

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2013

April 29, 2013

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Wylie Inn and Conference Center at 295 Hale Street, Beverly, MA 01915 on Tuesday, June 18, 2013 at 10:00 a.m. ET, for the following purposes:

  1.
  To elect six directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

  2.
  To re-approve the material terms of the performance-based goals stated in the Company's 2008 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on April 15, 2013 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at the address above.

        Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope to ensure that your shares are represented at the Annual Meeting. If you attend the meeting and vote in person, your proxy will not be used.

By order of the Board of Directors,

Leonard Q. Slap
 Secretary

ATLANTIC TELE-NETWORK, INC.
600 Cummings Center
Beverly, MA 01915

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2013

GENERAL INFORMATION ABOUT VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Tele-Network, Inc., a Delaware corporation, for use at the 2013 Annual Meeting of Stockholders to be held on June 18, 2013, at 10:00 am ET, or any adjournments or postponements thereof.

        We are mailing this proxy statement together with our Annual Report to Stockholders for the year ended December 31, 2012 on or about May 3, 2013. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, excluding exhibits.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2013: This Proxy Statement and our 2012 Annual Report to Stockholders are available at https://materials.proxyvote.com/049079.

Who Can Vote

        Only stockholders of record at the close of business on April 15, 2013 are entitled to vote at the Annual Meeting. On that date, 15,730,449 shares of common stock, par value $.01 per share, were outstanding, each share entitled to one vote. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.

Voting

        You may vote your shares held of record either by attending the meeting and voting in person or by proxy. To vote in person, you must attend the Annual Meeting and cast your vote. You do not need to register in advance to attend the Annual Meeting. If you choose to vote by proxy, you must complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. No postage is necessary if the proxy card is mailed in the United States. If you vote by mail and your proxy card is received in time for voting and not revoked, your shares will be voted at the Annual Meeting in accordance with your instructions as set forth on your signed proxy card. If no instructions are indicated, the shares represented by the proxy card will be voted by the proxy holders:

  •
  FOR the election of the director nominees named herein;

  •
  FOR the re-approval of the material terms of the performance-based goals stated in the Company's 2008 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor; and

  •
  in accordance with the judgment of the proxy holders named on the proxy card as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

        If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares and you must make arrangements with your broker, bank or other nominee in advance of the Annual Meeting to vote your shares in person.

Quorum

        The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

        Proposal 1, the election of each director nominee, requires the affirmative vote of a plurality of the shares cast and entitled to vote on the matter.

        Proposal 2, the re-approval of material terms of the performance-based goals under The Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan, as amended and restated (the "2008 Plan") for purposes of Section 162(m) of the Internal Revenue Code, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter.

        Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2013, requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote on the matter.

        We will not count shares that abstain from voting ("abstentions") on a particular matter as votes in favor of such matter. Similarly, we will not count broker non-votes as votes in favor of such matter. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter and the broker is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Accordingly, broker non-votes will have no effect on the outcome of voting on Proposals 1 and 2. However, abstentions will be considered to be votes present and entitled to vote on Proposals 2 and 3, and they will have the effect of a vote against those proposals. Brokers will be entitled to vote a customer's shares in their discretion on Proposal 3, so there will be no broker non-votes on that proposal. Inspectors of election appointed by our Board will tabulate votes.

Revocability of Proxies

        A proxy may be revoked at any time before it is exercised by delivering a written revocation or a duly executed proxy card bearing a later date to Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915. A proxy may also be revoked by voting in person at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your broker, bank or other nominee to revoke your proxy.

 Solicitation Expenses

        We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage Computershare Shareowner Services and Broadridge Investor Communications Solutions, Inc., professional solicitors, to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries. The estimated cost for engaging these entities is approximately $7,500 for any such services, plus reasonable out-of-pocket expenses.

Who to Contact for Additional Information

        If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Computershare Shareowner Services
P.O. Box 358016
Pittsburgh, PA 15252-8016
Telephone (800) 522-6645

        If you have questions about attending the meeting in person or require directions to Wylie Inn and Conference Center, please contact us at the following address or telephone number:

Atlantic Tele-Network, Inc.
Attn: Investor Relations
600 Cummings Center
Beverly, MA 01915
(978) 619-1300

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us as of April 15, 2013 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:

  •
  each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and each of the nominees seeking election as director;

  •
  our principal executive officer and our principal financial officer during the fiscal year ended December 31, 2012, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2012, whom we refer to collectively as our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        The number of shares beneficially owned by each person listed below includes any shares that the person has a right to acquire on or before June 14, 2013 by exercising stock options or other rights to acquire shares. For each person listed below, the percentage set forth under "Percent of Class" was calculated based on 15,730,449 shares of common stock outstanding on April 15, 2013, plus any shares that person could acquire upon the exercise of any other rights exercisable on or before June 14, 2013.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees and Named Executive Officers:
Cornelius B. Prior, Jr.(1)		28.69%
Martin L. Budd		*
Michael T. Flynn(2)		*
Charles J. Roesslein(3)		*
Liane J. Pelletier(4)		*
Brian A. Schuchman(5)		*
Michael T. Prior(6)		1.68%
Justin D. Benincasa(7)		*
William F. Kreisher(8)		*
Leonard Q. Slap(9)		*
Karl D. Noone(10)		*
Other 5% Stockholders:
Artisan Partners Holdings LP(11)		5.36%
BlackRock, Inc.(12)		6.48%
Cornelius D. Prior, Jr. 2004 Grantor Retained Annuity Trust(13)		6.51%
FMR, LLC(14)		5.86%
The Vanguard Group(15)		5.34%
River Road Asset Management, LLC(16)		5.07%
All Current Directors and Executive Officers as a group (11 persons)		32.43%

*
Less than 1%.

(1)
Includes 500 shares owned by Gertrude Prior, Mr. Cornelius B. Prior, Jr.'s wife; 34,000 shares owned by the Katherine D. Prior Revocable Trust; and 8,227 shares held by Tropical Aircraft Co. Mr. C.B. Prior, Jr. disclaims beneficial ownership of the shares owned by his wife and the Katherine D. Prior Trust. His address is P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801-5030. Excludes 400,000 shares owned by the Prior Family Foundation, a charitable trust for which Mr. C.B. Prior, Jr.'s wife serves as trustee and 1,024,750 shares owned by the Cornelius B. Prior, Jr. 2004 Grantor Retained Annuity Trust, which is held for the benefit of Mr. C.B. Prior, Jr.'s children. Mr. Prior currently has 563,612 shares pledged as security for an outstanding loan and 550,000 shares held in a brokerage margin account. There are currently no outstanding margin loans in this account.

(2)
Includes 230 shares of restricted stock which vest on June 16, 2013.

(3)
All shares are owned jointly with his spouse

(4)
Includes 873 shares of restricted stock which vest in equal annual installments on each of June 12, 2014, and 2015.

(5)
All shares are owned by the Brian A. Schuchman Declaration of Trust, for which Mr. Schuchman serves as trustee. Mr. Schuchman is retiring from the Board effective as of the date of the annual meeting.

(6)
Includes 32,488 shares held by Mr. M. Prior's children as to which Mr. M. Prior disclaims beneficial ownership, and 89,238 shares owned jointly with his spouse, 46,875 shares of restricted stock (3,125 of which vest on February 11, 2014; 3,750 of which vest ratably on March 15, 2014 and

  2015; 15,000 of which vest ratably on March 22, 2014, 2015 and 2016; and 25,000 of which vest ratably on March 27, 2014, 2015, 2016, and 2017) and 93,750 shares issuable on or before June 14, 2013, upon exercise of outstanding options.

(7)
Includes 26,345 shares owned by the Justin D. Benincasa Revocable Trust, for which Mr. Benincasa serves as trustee, 24,500 shares of restricted stock (2,500 of which vest on February 11, 2014; 2,500 of which vest ratably on March 15, 2014 and 2015; 7,500 of which vest ratably on March 22, 2014, 2015 and 2016; and 12,000 of which vest ratably on March 27, 2014, 2015, 2016 and 2017) and 73,500 shares issuable on or before June 14, 2013, upon exercise of outstanding options.

(8)
Includes 10,684 shares held jointly with Mr. Kreisher's spouse, 4,771 shares held in his Individual Retirement Account, 16,750 shares of restricted stock (1,250 of which vest on February 11, 2014; 1,500 of which vest ratably on March 22, 2014, 2015 and 2016; and 14,000 of which vest ratably on March 27, 2014, 2015, 2016 and 2017) and 69,000 shares issuable on or before June 14, 2013, upon exercise of outstanding options.

(9)
Includes 5,549 shares held jointly with Mr. Slap's spouse, 15,000 shares of restricted stock (2,500 of which vest ratably on June 15, 2013 and 2014; 4,500 of which vest ratably on March 22, 2014, 2015 and 2016 and 8,000 of which vest ratably on March 27, 2014, 2015, 2016 and 2017) and 16,250 shares issuable on or before June 14, 2013, upon exercise of outstanding options.

(10)
Includes 10,250 shares of restricted stock (2,500 of which vest ratably on August 9, 2013 and 2014; 3,750 of which vest ratably on March 22, 2014, 2015 and 2016; and 4,000 of which vest ratably on March 27, 2014, 2015, 2016 and 2017) and 8,500 shares issuable on or before June 14, 2013, upon exercise of outstanding options.

(11)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 6, 2013, which states that such shares are held by affiliates of Artisan Partners Holdings LP. Artisan Partners Limited Partnership is an investment adviser registered under section 203 of the Investment Advisers Act of 1940; Artisan Partners Holdings LP is the sole limited partner of Artisan Partners Limited Partnership; Artisan Investments GP LLC is the general partner of Artisan Partners Limited Partnership; Artisan Investment Corporation is the general partner of Artisan Partners Holdings LP; ZFIC, Inc. is the sole stockholder of Artisan Investment Corporation; Mr. Andrew Ziegler and Ms. Carlene Ziegler are the principal stockholders of ZFIC, Inc. Each entity or person listed above has shared voting power over 797,414 of the shares and shared dispositive power over all of the shares. No entity or person listed above has sole voting or dispositive power over any of the shares. The address of each person or entity listed above is 875 East Wisconsin Avenue, Suite 800; Milwaukee, WI 53202.

(12)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 6, 2013. The address of BlackRock, Inc. is 40 East 52nd Street; New York, NY 10022.

(13)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 13, 2013, which states that such shares are held with Andrew Lane, as sole trustee of the Cornelius B. Prior, Jr. 2004 Grantor Retained Annuity Trust. The address of the Cornelius B. Prior, Jr. 2004 Grantor Retained Annuity Trust is c/o Andrew Lane; 9719 Estate Thomas; St. Thomas, Virgin Islands 00802.

(14)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 14, 2013, which states that such shares are held by investment companies managed by subsidiaries of FMR LLC. According to the Schedule 13G, each of FMR LLC and Mr. Edward C. Johnson 3d, through their control of such investment companies, had sole dispositive power over all such shares and no voting power over any of such shares. The address of FMR LLC and Mr. Johnson is 82 Devonshire Street, Boston, MA 02019.

(15)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 13, 2013, which states that such shares are held by investment companies managed by subsidiaries of The Vanguard Group -23-1945930. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.

(16)
Based on information contained in this holder's Schedule 13G filed with the SEC on February 14, 2013. The address of River Road Asset Management, LLC is 462 S. 4th St., Ste 1600 Louisville, KY 40202.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of their initial ownership and of changes in ownership of our common stock and provide us with copies of those reports. To our knowledge, based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors, for the fiscal year ended December 31, 2012, all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders were timely filed, except as described below.

        On December 11, 2012, Mr. C.B. Prior, Jr. filed a late Form 4 reporting one transaction on December 6, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

        Stockholders are being asked to elect the following six members to our Board of Directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:

Cornelius B. Prior, Jr.
Martin L. Budd
Michael T. Flynn
Liane J. Pelletier
Michael T. Prior
Charles J. Roesslein

        Each nominee has consented to his or her nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under "Director and Nominee Experience and Qualifications."

Vote Required

        Each director nominee must be elected by an affirmative vote of a plurality of shares cast at the Annual Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will not be treated as votes cast and, therefore will not affect the outcome of the elections.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set forth below is biographical information about our current directors whose terms continue after the annual meeting.

        Cornelius B. Prior, Jr., 79, is the Chairman of our Board of Directors. Mr. C.B. Prior, Jr. served as our Chief Executive Officer and Chairman of the Board from 1998 through December 2005, at which time he retired as Chief Executive Officer. Mr. C.B. Prior, Jr. has served as the Chairman of CANTO (the Caribbean Association of National Telecommunication Organizations) and presently is the Chairman of CCAA (Caribbean and Central American Action). He was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. A former Naval Officer and Fulbright Scholar, Mr. C.B. Prior, Jr. started his career as an attorney with Sullivan & Cromwell in New York. He is a former Trustee of Holy Cross College and former member of the Visiting Committee to Harvard Law School. He resides in St. Thomas, US Virgin Islands, where he is Chairman of the Forum, a not-for-profit arts organization, and Honorary Trustee of the Antilles School. He is also a Director of the Kneissel Music School in Blue Hill, Maine. He is the father of Michael T. Prior, our President and Chief Executive Officer. Mr. C.B. Prior, Jr. earned his legal degree from the Harvard Law School.

        Mr. C.B. Prior, Jr. was selected to serve as a director on our Board because of his extensive strategic involvement with the Company, including as its founder, former Chief Executive Officer and largest stockholder of the Company. Mr. C.B. Prior, Jr. has extensive knowledge of the telecommunications markets in the Caribbean, and brings valuable expertise and business judgment to the Company. For additional information regarding the Company's decision to select Mr. C.B. Prior, Jr. as a director and Chairman, please see "Corporate Governance—Board Leadership and Structure."

        Martin L. Budd, 72, has been a director of ours since May 2007, and is the Chair of our Compensation Committee and a member of our Audit and Nominating Committees. He retired as a partner of the law firm of Day, Berry and Howard LLP (now Day Pitney LLP) effective December 31, 2006. Mr. Budd chaired that firm's Business Law Department and its Business Section and had particular expertise in federal securities laws, merger and acquisition transactions and strategic joint ventures. Mr. Budd is Chairman of the Connecticut Appleseed Center for Law and Justice and has served on the Legal Advisory Board of the National Association of Securities Dealers. He is a member of the National Executive Committee of the Anti-Defamation League. Mr. Budd is the former Chairman, and currently serves as a Trustee of, the Hartford Seminary. Mr. Budd earned his legal degree from the Harvard Law School.

        Mr. Budd was selected to serve as a director on our Board because of his extensive background providing legal, regulatory and corporate governance advice to public companies.

        Michael T. Flynn, 64, has been a director of ours since June 2010 and is a member of our Audit and Compensation Committees. He is currently a director of Airspan Networks, Inc., a provider of wireless broadband equipment and CALIX, Inc., a manufacturer of broadband equipment. Mr. Flynn has forty years of experience in the telecommunications wireline and wireless businesses, and spent ten years as an officer at Alltel Corporation prior to his retirement in 2004. He also previously served as an officer of Southwestern Bell Telephone Co. and its parent SBC Communications from 1987–1994. Mr. Flynn has previously served on the board of directors of WebEx Communications, Inc., a provider of internet collaboration services, Equity Media Holding Corporation, an owner and operator of television stations throughout the United States, iLinc Communications, Inc., a provider of SaS web collaboration and GENBAND, a worldwide leader of next generation network systems. Mr. Flynn received a Bachelor of Science degree in Industrial Engineering from Texas A&M University and attended the Dartmouth Institute and the Harvard Graduate School of Business' Advanced Management Program.

        Mr. Flynn was selected to serve as a director on our Board due to his lengthy and broad operating experience in the telecommunications industry and his familiarity with certain of the assets and members of the senior executive team of the Company's U.S. wireless business.

        Liane J. Pelletier, 55, has been a director of ours since June 2012, and is the Chair of our Nominating Committee. Ms. Pelletier has over twenty-five years of experience in the telecommunications industry. From October 2003 through April 2011, she served as the Chief Executive Officer and Chairman of Alaska Communications Systems and prior to that time, served as the former Senior Vice President of Corporate Strategy and Business Development for Sprint Corporation. Ms. Pelletier earned her M.S. in Management at the Sloan School of Business at the Massachusetts Institute of Technology and a B.A. in Economics, magna cum laude, from Wellesley College. Ms. Pelletier currently serves on the Boards of Directors of Icicle Seafoods, Inc. and Washington Federal, as a Trustee of the Alaska Chapter of The Nature Conservancy and as a Director of the National Association of Corporate Directors, Northwest Chapter.

        Ms. Pelletier was selected to serve as a director on our Board due to her expertise in the telecommunications industry.

        Michael T. Prior, 48, has been our President and Chief Executive Officer since December 2005. He was elected to the Board in May 2008. Mr. M. Prior also serves as a director of Allied Wireless Communications Corporation, BDC, Islandcom Telecommunications, Ltd. and ION Holdco, LLC. Mr. M. Prior joined the Company in 2003 as our Chief Financial Officer and Treasurer. Before joining us, Mr. M. Prior was a partner with Q Advisors LLC, a Denver-based investment banking and financial advisory firm focused on the telecommunications and technology sectors. From 1999 to 2002, he headed corporate development for LighTrade, Inc., a telecommunications infrastructure provider. From 1998 to 1999, Mr. M. Prior was a member of ComSpace Development LLC, a seed investment concern in the communications industry and an early investor in LighTrade. Mr. M. Prior graduated summa cum laude from Brooklyn Law School and from 1992 to 1998, Mr. M. Prior was a corporate lawyer with Cleary Gottlieb Steen & Hamilton in London and New York and Perkins Coie LLP in Seattle. He is the son of Cornelius B. Prior, Jr., Chairman of our Board. In 2008, Mr. M. Prior was named Entrepreneur of the Year for the New England Region by Ernst & Young and One of America's Best CEOs by DeMarche Associates, Inc. Mr. M. Prior currently serves as the Chairman of the Rural Cellular Association.

        Mr. M. Prior was selected to serve as a director on our Board due to his position as Chief Executive Officer of the Company and his broad experience in many sectors of the telecommunications industry.

        Charles J. Roesslein, 64, has been a director of ours since April 2002 and is the Chair of our Audit Committee and a member of our Compensation and Nominating Committees. He currently is the Chief Executive Officer of Austin Tele-Services Partners, LP, a telecommunications provider, and has been a director of National Instruments Corporation since July 2000. He is a retired officer of SBC Communications. Mr. Roesslein previously served as Chairman of the Board of Directors, President and Chief Executive Officer of Prodigy Communications Corporation from June of 2000 until December of 2000. He served as President and Chief Executive Officer of SBC-CATV from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources from August 1997 to October 1999.

        Mr. Roesslein was selected to serve as a director on our Board due to his financial expertise, and previous and current positions held with other telecommunications companies. Mr. Roesslein is qualified as an "audit committee financial expert" under SEC guidelines.

 PROPOSAL 2

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS IN THE
2008 PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Purpose

        The Board of Directors approved, subject to stockholder approval, and now submits for stockholder approval a re-approval of the material terms of the performance-based goals specified in the 2008 Equity Incentive Plan (the "2008 Plan") intended to qualify for tax deductions under Section 162(m) of the Internal Revenue Code (the "Code"). We are asking for stockholders to re-approve the material terms of performance-based goals set forth in the Plan so that benefits intended to be "performance-based" compensation paid under the 2008 Plan can continue to qualify for tax deductions under Section 162(m) of the Code.

        Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers that is not "performance-based" to $1 million per executive officer. "Performance-based" compensation meeting certain requirements is not counted against the $1 million limit and generally remains fully deductible for tax purposes. One of the requirements for compensation to be considered performance-based under the tax laws is that the company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation provided by the company can qualify as "performance-based" compensation for purposes of the tax laws. Stockholder approval of the general performance goals specified in the Incentive Plan and the maximum amounts that may be awarded under the 2008 Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards under the 2008 Plan as "performance-based" compensation. We expect that a re-approval of performance-based goals in the 2008 Plan to allow full tax deductibility of any performance-based awards granted under the 2008 Plan for the next five years, at which point Code Section 162(m) will require further stockholder approval of these goals.

Material Terms of the Performance Goals Specified in the 2008 Plan

        As defined in the tax rules, stockholders must approve each of the material terms of performance goals if a company is to obtain tax deductions for the specified forms of performance based compensation for the covered executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to a participant under the arrangement. Each of these aspects is discussed below.

        Group of employees covered.    The group of employees whose compensation would be subject to the performance goals would include our senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934 and whose compensation is described herein. Although the tax laws only limit deductibility for compensation paid to the chief executive officer and the three most highly paid executive officers (not including the chief executive officer and the principal financial officer), we may apply the performance goals more broadly to one or more other participants in the 2008 Plan in the event that any of them becomes a person covered by Section 162(m) of the Code during the time that they hold an award covered by this proposal.

        Business criteria in the performance goals.    With respect to any awards intended to be "performance-based" compensation, we intend to use one or more of the following business criteria as the basis of the performance goals: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals.

        The Compensation Committee may measure a performance goal on a periodic, annual, cumulative or average basis and it may be particular to the executive or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the executive works or on the performance of the Company generally.

        Per-person maximum amounts.    The maximum number of shares of common stock that may be granted as stock options, SARs, or other awards to any participant in the aggregate in any fiscal year shall not exceed 150,000.

        The Compensation Committee has established business measurements and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions. If approved by the stockholders, this proposal would not limit our right to award or pay other or additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the 2008 Plan) to our senior officers. These other forms of compensation may be paid regardless of whether or not the performance goals in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as "performance-based" compensation under the tax laws.

        A full summary of the significant terms of the 2008 Plan is provided below under—"Summary of Significant Terms of the 2008 Plan." This summary is qualified in its entirety by reference to the complete text of the 2008 Plan, which is attached hereto as Appendix A. To the extent that there is a conflict between this summary and the 2008 Plan, the terms of the 2008 Plan will govern. Capitalized terms that are used but not defined in the summary have the meanings given to them in the 2008 Plan.

Summary of Significant Terms of the 2008 Plan

        Eligibility.    All employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to be participants in the 2008 Plan. Based on the number of our current employees, directors and consultants, there are approximately 1,800 individuals who currently would be eligible to participate in the 2008 Plan, although we currently do not expect to make broad-based grants to all employees of the Company and its subsidiaries.

        Administration.    The 2008 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management (the "Committee"). The Committee has the authority to adopt administrative rules and practices governing the operation of the 2008 Plan and to interpret its provisions. The Committee may, subject to applicable law, delegate to one or more of our executive officers the power to make awards to participants who are not executive officers or Directors, subject to a maximum number of shares fixed by the Committee. The Board may at any time also take any such action.

        Types of Awards.    We may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.

  Stock Options.    Stock options under the 2008 Plan may be ISOs or nonstatutory stock options. The maximum cumulative number of shares available for grants of ISOs under the 2008 Plan is 2,000,000 shares. The Committee determines the terms of options, including the amount, exercise price, vesting schedule and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the grant date.

  Restricted Stock and Restricted Stock Units.    These are shares of Common Stock or rights to receive the value of shares of Common Stock that are granted subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market- related goals, on the participant's continued service with the Company or on a deferred payment schedule. Restricted stock units may be settled in stock, cash or other awards or property. For awards subject to vesting, the participant generally will forfeit the award if the specified conditions are not met. Although the Committee has discretion to set the terms of shares of restricted stock and restricted stock units, including the vesting schedule, the 2008 Plan contains limitations to align such awards with stockholders' interests.

  Stock Equivalents.    A stock equivalent is any right to receive payment from the Company based in whole or in part on the value of the Common Stock, as determined by the Committee. Stock equivalents may include, without limitation, phantom stock, performance units and SARs and may be settled in stock, cash or other awards or property. The per share exercise price of a SAR may not be less than 100% of the fair market value of the Common Stock on the grant date, and the term of a SAR may not exceed ten years.

        Terms of Awards.    Except as may be limited by the 2008 Plan or applicable law, the Committee selects participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to awards, the price, if any, a participant pays to receive or exercise an award, the time or times when awards vest or may be exercised, settled or forfeited, any performance goals, restrictions or other conditions to vesting, exercise, or settlement of awards, and the effect on awards of the disability, death, or termination of service of participants. Awards may be made to participants who are foreign nationals or employed outside the United States on terms the Committee deems appropriate.

        Performance Goals.    A participant's right to earn or vest in an award may be made subject to achievement of one or more objective performance goals based on one or more of the following criteria established by the Committee: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        Limitations on Individual Grants.    We may not in any fiscal year grant to any participant stock options, SARs or other awards with respect to which performance goals apply covering more than 150,000 shares.

        Transferability.    The Committee has the authority to permit participants to transfer any award, provided that ISOs may be transferable only to the extent permitted by the Code.

        Adjustments.    Upon an equity restructuring or other corporate transaction that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2008 Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2008 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the

        Change in Control.    The Committee may act to preserve the participants' rights in the event of a change in control of the Company as the Committee may consider equitable to participants and in the best interests of the Company, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of awards, providing for payment to participants of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of awards in connection with the change in control, adjusting the terms of awards in a manner determined by the Committee to reflect the change in control, causing awards to be assumed, or new rights substituted therefor, by another entity, or terminating awards.

        No Repricing of Outstanding Stock Options and SARs.    We may not, without stockholder approval, amend any outstanding option or SAR to reduce the exercise price or replace it with a new award exercisable for Common Stock at a lower exercise price.

        Amendment of Awards.    Subject to the prohibition on repricing, the Committee may not amend, modify or terminate any outstanding award for which the respective participant's consent would be required unless the terms of the award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action would not materially and adversely affect the participant.

        Amendment of the Plan.    The Board of Directors may amend, suspend or terminate the 2008 Plan, subject to any stockholder approval it deems necessary or appropriate. For example, under the Code and Nasdaq requirements, the Board may not increase the number of shares of Common Stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

U.S. Federal Income Tax Consequences Relating to Certain Awards under the 2008 Plan

        Incentive Stock Options.    A participant does not realize taxable income upon the grant or exercise of an ISO under the 2008 Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (a) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (b) we may not take a deduction for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a "disqualifying disposition"), the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Nonstatutory Stock Options.    No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock.    Generally, a participant will be taxed at the time the restrictions on the shares lapse. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, we would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant's disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and will not result in any further tax deduction by us.

        Restricted Stock Units.    A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, we would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by us.

        Other Tax Matters.    United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the five most highly paid executive officers (each, a "covered person") unless the compensation is "performance-based" as defined in Section 162(m) of the Code. Stock options and SARs granted under the 2008 Plan would be performance-based compensation if they have exercise prices not less than the fair market value of the Common Stock on the date of grant. In the case of restricted stock and restricted stock units, Section 162(m) requires that the general business criteria of any performance goals that are established by the Committee be approved (and they are included in the 2008 Plan) and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by us. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Committee.

        A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock or restricted stock units in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In such cases, the participant may be subject to an excise tax and we may be denied a tax deduction.

New Plan Benefits

        With the exception of shares of common stock valued at $65,000 on the date of the grant that we grant each of our non-employee directors (excluding our Chairman) as part of their annual retainers, all awards under the 2008 Plan are granted at the discretion of our Board and the Compensation Committee. Consequently, except as described in the table below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2008 Plan. The table below sets forth the awards that we know will be received under the 2008 Plan during the remainder of fiscal year ending December 31, 2013 by certain individuals and groups. This table is furnished pursuant to the rules of the Securities and Exchange Commission. Discretionary awards may be made under the 2008 Plan to executive officers and other employees. The equity awards granted to our named executive officers during fiscal 2012 are set forth in the "Grants of Plan-Based Awards in 2012" table on page 29 of this Proxy Statement, but this does not necessarily reflect the number of awards that may be issued in the future. The closing price of our Common Stock as reported on the NASDAQ Global Select Market on April 15, 2013 was $47.97 per share.

New Plan Benefits
2008 Equity Incentive Plan

Name	Dollar Value ($)		Number of Shares
Executive Officers:
Michael T. Prior, Chief Executive Officer	—		—
Justin D. Benincasa, Chief Financial Officer	—		—
William F. Kreisher, Senior Vice President, Corporate Development	—		—
Leonard Q. Slap, Senior Vice President and General Counsel	—		—
Karl D. Noone, Senior Vice President and Corporate Controller	—		—
Current executive officers as a group (5 persons)	—		—
Current directors who are not executive officers as a group (6 persons)	325,000	(1)	—
Other company employees as a group (including all current officers who are not executive officers)	—		—

(1)
Includes grants of common stock valued at $65,000 on the date of the grant that we grant each of our non-employee directors (excluding our Chairman) as part of their annual retainers. The number of shares will be determined by dividing the dollar value of the common stock grants by the share price on the Nasdaq Global Select Market on the date of grant of each award.

Vote Required

        The re-approval the material terms of the performance-based goals under the 2008 Plan requires the affirmative vote of a majority of the shares present or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS IN OUR 2008 PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as our independent auditor to perform the audit of our financial statements and our internal control over financial reporting for the fiscal year ending December 31, 2013. In making its selection, the Audit Committee conducted a review of PwC's performance, including consideration of the following:

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  PwC's performance on the audit, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

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  The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

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  The firm's financial strength and performance; and

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  The appropriateness of fees charged by the firm.

        PwC was our independent auditor for the year ended December 31, 2012.

        The Board of Directors recommends that stockholders ratify the selection of PwC as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

        The ratification of the appointment of PwC as our independent auditor for 2013 requires the affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting and entitled to vote thereon.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR.

CORPORATE GOVERNANCE

General

        The role of the Board of Directors is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to assure full and complete compliance with all applicable corporate governance standards.

        During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market.

        We have adopted a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Nominating Committee Charter, Compensation Committee Charter and Audit Committee Charter are available on our website at ir.atni.com and may be obtained free of charge upon request by writing to us at Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915.

Board Leadership Structure

        Our Board of Directors is committed to maintaining responsible and effective corporate governance and is focused on the interests of our stockholders. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in our best interests to make this determination based on an assessment of the current condition of our Company and composition of the Board. It has determined that its leadership structure, including Mr. Cornelius B. Prior, Jr. serving as Chairman, our Chief Executive Officer serving as a director, and the composition of independent directors for each of the Audit, Compensation and Nominating Committees of the Board, best serves the Company and its stockholders at this time. Our Board brings strong leadership and industry expertise to inform the management and direction of the Company on behalf of our stockholders. Mr. C.B. Prior, Jr., who has served as our Chairman since 1997, was also our Chief Executive Officer until December 2005. He controls approximately 29% of our outstanding common stock, possesses extensive investment and financial management experience and has a long history and familiarity with the Company and many of its Caribbean operating markets. Management and the Board of Directors work together to try to focus the Board on major questions of governance, succession and setting the Company's overall operating and investment strategy.

Director Nomination Process

        Our Nominating Committee considers director nominees, whether proposed by a stockholder or identified through the Company's processes, in accordance with its charter and our Nominating Guidelines and Procedures, as adopted by the Board in December 2012. The Nominating Committee does not rely on a fixed set of qualifications for director nominees but applies general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include: a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and judgment related to the objectives of the Company; and the commitment to understand the Company and its industry and actively participate in Board deliberations. While our Board does not have a formal diversity policy, it recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, our Nominating Committee also considers nominees based on their differences of viewpoint, professional experience, education, skill and other characteristics that are relevant to the current needs of the Company, including those that promote diversity. Our Nominating Committee then recommends director nominees to the Board for its consideration and nomination at the next annual meeting of stockholders.

        In selecting director nominees pursuant to the Nominating Guidelines and Procedures, our Nominating Committee considers candidates submitted by stockholders and evaluates such candidates in the same manner and using the same criteria as all other director nominee candidates. To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate's name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate's principal occupation or employment for the past five years and information about any positions on the board of directors of other companies, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. Our Nominating Committee may also seek additional information regarding the director nominee candidate and the stockholder making the submission. All submissions of director nominee candidates made by stockholders should be sent to Atlantic Tele-Network, Inc., Attn: Nominating Committee, 600 Cummings Center, Beverly, MA 01915 and must comply with applicable timing requirements.

 Determination of Independence

        Nasdaq rules require that a majority of our directors be "independent" and that we maintain a minimum three-person audit committee whose members satisfy heightened independence requirements. A director qualifies as "independent" if our Board, upon the recommendation of our Nominating Committee, affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise which, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director. Nasdaq rules preclude an affirmative determination by the Board that a director is independent if:

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  a director who is, or was at any time during the past three years, employed by us or by any subsidiary of ours;

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  a director who accepted or has a family member who accepted any compensation from us or any subsidiary of ours in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than the executive officer) of the company, or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

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  a director who is a family member of an individual who is, or at any time during the past three years was, employed by us or a subsidiary of ours as an executive officer;

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  a director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5 percent of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than: (i) payments arising solely from investments in our securities or (ii) payments under non-discretionary charitable contribution matching programs;

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  a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers have served on the compensation committee of such other entity; or

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  a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

        Based on the Nasdaq rules, our Nominating Committee and the Board has determined that Messrs. Budd, Flynn and Roesslein and Ms. Pelletier are independent for purposes of SEC rules and Nasdaq listing compliance. This determination included reviewing the following relationships and transactions with Mr. Budd, which our Nominating Committee and the Board concluded did not affect his independence:

  Mr. Budd.    Mr. Budd is a former partner of the law firm of Day, Berry and Howard, LLP, which is now known as Day Pitney LLP ("Day Pitney"), and had served as our general outside counsel for a number of years until his retirement on December 31, 2006. From time to time, our Chairman has engaged, in an individual capacity, Day Pitney for legal services.

Risk Management and Risk Assessment

        In accordance with Nasdaq requirements, our Audit Committee has the primary responsibility for the oversight of risk management and risk assessment, including the Company's major financial risk exposures and the steps management has undertaken to control such risks. Our Board of Directors remains actively involved in such oversight of risk management and assessment and receives periodic presentations from our executive officers and certain of their direct reports, as the Board of Directors may deem appropriate. This includes discussions of the Company's balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board of Directors maintains such oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board of Directors believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board of Directors seek to mitigate major risks to the Company's financial condition by striving to maintain a level of debt to annual operating cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs. To date, the Board of Directors believes that the Company has maintained a more conservative level of debt (relative to cash flows) than most of its peers in the telecommunications industry.

        For the year ended December 31, 2012, our management, in consultation with the Board, reviewed the Company's compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviewed the Company's cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company's incentive compensation programs were considered: (1) the Company's focus on multiple year vesting periods for all equity compensation, including the restricted stock awards made for 2012 achievements; (2) management's practice of conservative awards of annual cash bonus payments; (3) the relatively low level of stock option participation among senior management; and (4) the use of restricted stock awards to encourage management to balance "upside" and "downside" risk. As a result of this process, there were no recommended changes to the Company's incentive compensation programs.

Communications from Stockholders and Other Interested Parties

        To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, Atlantic Tele-Network, Inc., 600 Cummings Center, Beverly, MA 01915.

        To send communications to the Board or to individual directors, stockholders should write to Board of Directors, Atlantic Tele-Network, Inc., 600 Cummings Center, Beverly, MA 01915. All communications received will be directly sent to the Board or to individual members of our Board, as addressed.

Board of Directors' Meetings and Committees

        During 2012, our Board met five times either by conference call or in person. In 2012, no director attended fewer than 75% of the meetings of the Board or the meetings of the committee(s) on which he served Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors except for Mr. Roesslein attended last year's annual meeting of stockholders.

        Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Nominating Committee
Charles J. Roesslein, Chair	Martin L. Budd, Chair	Liane J. Pelletier, Chair
Martin L. Budd	Charles J. Roesslein	Martin L. Budd
Michael T. Flynn	Michael T. Flynn	Charles J. Roesslein

        All members of these committees are independent as defined in the listing standards of Nasdaq. Copies of the charters of each of the Audit Committee, the Compensation Committee and the

Nominating Committee, as adopted and amended by our Board, are available in the "Corporate Governance" section of our website at ir.atni.com.

Audit Committee

        During 2012, the Audit Committee met thirteen times either by conference call or in person, including several meetings without members of management or the Company's independent auditors. The functions of the Audit Committee include:

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  Appointing, compensating, evaluating and overseeing our independent auditor;

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  Reviewing with our independent auditor the plan and scope of the audit, its status during the year and any recommendations the independent auditor may have for improving or changing the audit and control environment;

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  Pre-approving the services provided by our independent auditor;

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  Oversee the Company's internal audit department and its review and testing of the Company's internal control policies, systems and procedures;

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  Discussing with management and our independent accountant the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

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  Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

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  Reviewing our Code of Ethics, the Audit Committee Charter, the Internal Audit Department Charter any other relevant Company policies and the oversight of other compliance matters;

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  Reviewing and evaluating the effectiveness of the Company's risk assessment and risk management policies and processes;

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  Reviewing and, if appropriate, approving related party transactions entered into by the Company;

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  Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

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  Undertaking other duties as assigned by our Board.

        Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Mr. Roesslein, who is currently the Chair of the Audit Committee and a director nominee for re-election, qualifies as an "audit committee financial expert" under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Board has determined that each of the current members of our Audit Committee meet the Nasdaq and SEC standards for audit committee member independence.

Compensation Committee

        The Compensation Committee met three times during 2012, and the Chairman of the Compensation Committee consulted and met several times with the Chief Executive Officer. The

Compensation Committee also met once during 2013 to discuss 2012 compensation and bonus awards. The functions of the Compensation Committee include:

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  Reviewing and determining the compensation of our Chief Executive Officer and our other executive officers;

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  Reviewing with the Chief Executive Officer the compensation of the managers of the Company's key operating units;

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  Reviewing and discussing our Compensation Discussion and Analysis in our Proxy Statement with management;

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  Developing, administering and taking all action required or permitted to be taken by the Board under our stock-based incentive plan;

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  Reviewing and recommending to the Board the compensation of our directors;

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  Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites; and

  •
  Undertaking such other functions as are assigned to the Compensation Committee by the Board.

        The Compensation Committee meets several times each year to carry out these responsibilities. Early in the year, the Compensation Committee begins its analysis by reviewing the compensation trends and practices of the Company's identified peer group against the current compensation of the Company's Chief Executive Officer and to some extent, the Company's other executive officers. Following this review, the Chief Executive Officer typically meets with the Chairman of the Compensation Committee in order to discuss the draft compensation recommendations, performance analysis and future objectives of each of the executive officers of the Company and provides the Chairman with a memorandum detailing the Company's performance and individual executive officer performance for the year. Upon the request of the Compensation Committee, the Chief Executive Officer may engage in a detailed discussion of the performance of an executive officer or a manager of the Company's key operating units. The Compensation Committee has been authorized by the Board of Directors to delegate to the Chief Executive Officer the power to make limited awards under the Company's 2008 Plan to certain key employees of the Company. Our Board has determined that each of the current members of our Compensation Committee meets the independence requirements under Nasdaq and SEC standards for director independence.

        The Compensation Committee determines the compensation of the Chief Executive Officer in an executive session, following its review of the CEO's performance against his goals for the year, the growth and performance of the Company, his leadership skills for the previous year, his self-analysis for the prior year's performance, and any other relevant factors.

        For further information about the Compensation Committee's practices, please see "Compensation Discussion and Analysis," under "Executive Officer Compensation," below.

Compensation Committee Interlocks and Insider Participation

        During or prior to the fiscal year ended December 31, 2012, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.

Nominating Committee

        The Nominating Committee of our Board was established in December 2012 and met once in 2013 to discuss nominations for elections of directors for our 2013 Annual Meeting of Stockholders. The functions of the Nominating Committee include:

  •
  recommending to the Board the persons to be considered for nomination for election as directors at any meeting of stockholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board;

  •
  evaluating the independence of any director or director nominee for determination by our Board;

  •
  recommending to the Board the directors to be appointed to each committee of the Board;

  •
  reviewing and making recommendations to the Board regarding any stockholder proposals submitted to the Company pertaining to Board governance and directors; and

  •
  undertaking such other functions as are assigned to the Nominating Committee by the Board.

        Our Board has determined that each of the current members of our Nominating Committee meet the Nasdaq and SEC standards for committee member independence.

INDEPENDENT AUDITOR

        PwC has audited our accounts since 2002. Our Audit Committee has appointed PwC to be our independent registered public accounting firm for 2013 and we are asking stockholders to ratify this appointment in Proposal 3. The services provided by PwC in 2013 are expected to include, in addition to performing the consolidated audit, audits of certain subsidiaries; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC and consultation on accounting, financial reporting, tax and related matters. A representative of PwC is expected to be at the meeting and will have an opportunity to make a statement and respond to questions.

Independent Auditor Fees and Services

        The following table presents the aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees(1)	$2,298,841	$2,461,392
Audit Related Fees	—	—
Tax Fees(2)	$2,600	$2,600
All Other Fees	—	—

Total Fees	$2,301,441	$2,463,992

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements, audits of certain subsidiaries and assistance with various documents filed with the SEC.

(2)
Represents fees for tax compliance of certain of the Company's subsidiaries.

 Audit Committee Pre-Approval Policy and Procedures

        In accordance with its written charter, our Audit Committee pre-approves all audit and non-audit services, including the scope of contemplated services and the related fees that are to be performed by PwC, our independent registered public accounting firm. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on PwC's independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC.

Audit Committee Report

        As members of the Audit Committee of the Board of Directors of Atlantic Tele-Network, Inc., we have reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2012.

        The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, discussed PwC's independence with PwC and satisfied itself as to PwC's independence.

        We have also considered whether the provision of services by PwC not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, is compatible with maintaining the independence of PwC.

        Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

By the Audit Committee

Charles J. Roesslein, Chair
Martin L. Budd
Michael T. Flynn

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee of the Board of Directors has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, "executive officers" and "executives" means the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2012, as well as the other individuals included in the Summary Compensation Table on page 28 below.

Compensation Philosophy

        The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and Company performance. The annual cash bonus opportunity together with equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.

        A core principle of our compensation philosophy is that a successful compensation program requires the application of judgment and subjective determinations of individual performance. We do not apply a formulaic or mathematical approach to executive compensation. Our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of our company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communications between our Board of Directors and our senior management team and our corporate culture give us the opportunity to use this approach.

        We do not have any employment, severance or change of control agreements with any of our executive officers. To date, we have not relied on executive compensation consultants. Our Compensation Committee does consider the compensation of executive officers at other companies in order to assess the compensation that we offer our executive officers, as discussed below.

External Market Practices and Our Positioning

        Generally, we seek to offer executive compensation that is reasonably competitive with companies of a similar size, particularly publicly traded telecommunications companies. Defining a relevant "peer group" for us has been historically difficult because we have the complexity and geographic diversity (and attendant travel demands) of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons to certain other companies can provide us with a useful basic check, mainly for the compensation of our Chief Executive Officer and Chief Financial Officer.

        For 2012, our Compensation Committee referred to the executive compensation paid at the following group of companies: Alaska Communications Systems Group, Inc., Cincinnati Bell, Inc., Leap Wireless International Inc., NTELOS Holding Corp. and US Cellular Corporation. Our Compensation Committee believed that these companies provided us with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are telecommunications and technology companies; (2) several of them have both wireless and wireline operations; and (3) several of them are of similar size to the Company. However, our Compensation Committee regards comparisons of us to these companies as reference points only—as such, we did not seek to establish any benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies' compensation.

Role of Chief Executive Officer in Compensation Decisions

        At the end of the year, our Chief Executive Officer evaluates the performance of our other executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Chief Executive Officer and our other executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each executive officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.

Elements of Compensation

  Overview

        Our executive compensation program is focused on three separate elements:

  •
  base salary;

  •
  annual cash bonuses; and

  •
  equity awards.

        Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or "pay mix" of these compensation elements.

  Base Salary

        We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies. In addition to merit-based changes when warranted, our Compensation Committee generally recommends that base salaries increase annually at a rate that is slightly above or below cost-of-living adjustments, as represented by indicators like the Consumer Price Index. In addition to merit-based changes, larger increases (or decreases) may be made based on a change in the responsibilities of the executive. Factors such as the expansion or contraction of the Company and the financial condition and prospects of the Company may also influence the amount of annual salary adjustments. From time to time, comparative market factors also may cause the Compensation Committee to make or recommend increases above or below the normal cost-of-living range.

        Below is a chart showing the base salary rates for 2012 for our named executive officers, in comparison to those in effect in 2011. The base salary increases for 2012, with the exception of Mr. Benincasa as described below, were all roughly in the range of cost-of-living increases, with the individual increases falling above or below that range based on previous increases, the history of the executive's compensation with the Company, any expansion or diminution of the executive's responsibilities and the Board's general sense of whether the executive's compensation is at or below the executive's value to the Company.

Named Executive Officer	2012	2011	Annualized Percent Increase from 2011
Michael T. Prior	$550,000	$540,000	1.9%
Justin D. Benincasa	$325,000	$272,000	19.5%
William F. Kreisher	$236,000	$230,000	2.6%
Leonard Q. Slap	$235,000	$228,000	3.1%
Karl D. Noone	$218,000	$212,000	2.8%

The Compensation Committee determined to increase Mr. Benincasa's base annual salary in 2012 to $325,000, an increase of approximately 20% as compared to his annual base salary for 2011. This action was taken by the Compensation Committee to recognize the growth of the Company and in an effort to make his cash compensation more competitive, as compared to chief financial officers in our peer group. In 2013, Mr. Benincasa and all other Company executives received base salary adjustments consistent with cost-of-living increases.

  Annual Cash and Equity Bonuses

Annual Cash Bonus

        We believe that a significant bonus opportunity, as measured as a percentage of the executive's base salary, motivates executive performance because it makes a significant amount of the executive's overall compensation contingent upon individual and company performance. Further, such approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company ever experiences a major business reversal.

        For 2012, the annual bonus opportunity for our named executive officers was as follows:

Named Executive Officer	2012 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior	100%
Justin D. Benincasa	75%
William F. Kreisher	50%
Leonard Q. Slap	40%
Karl D. Noone	30%

        The actual amount of annual cash bonus paid is based on a highly subjective and non-formulaic review of a number of factors, including the performance of the individual, the performance of the Company as a whole and the financial condition and prospects of the Company. Actual bonuses paid can be greater or less than, or equal to, the stated bonus opportunity. Historically, the Company has paid bonuses at levels below the maximum opportunity with the Compensation Committee treating the bonus opportunity percentage as more of a ceiling, however, given the Company's strong financial performance in 2012 and our entry into an agreement to sell our U.S. retail wireless operations, bonuses for the 2012 fiscal year were at or just below the target opportunity level for all named executive officers.

        Although broad performance objectives are identified at the beginning of each year as means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee always has the full discretion to determine the extent to which bonuses will be paid or not, regardless of the achievement of any such objectives. In general, the Compensation Committee believes that the extent to which annual bonuses are paid to the most senior members of our management team, such as our Chief Executive Officer and Chief Financial Officer, should be significantly tied to overall Company performance such as significant strategic developments (as assessed by the Compensation Committee) and financial performance. Because our other executive officers exercise less influence over us as a whole than the Chief Executive Officer and Chief Financial Officer, the other executive officers' annual cash bonuses are more dependent upon an assessment of individual performance.

        At the end of the year, the Compensation Committee makes an overall assessment of the quality of each executive officer's performance during the year. For executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.

        For 2012, we paid the annual bonuses to our named executive officers described under the column entitled "Bonus" in the Summary Compensation Table for the reasons described below:

        Our Chief Executive Officer was paid an annual bonus of $550,000, representing 100% of his 2012 annual bonus opportunity. In addition to its own favorable assessment of the Chief Executive Officer's performance, the Compensation Committee took particular note of the Company's very strong financial results together with the CEO's leadership in seeking and achieving a strategic alternative for the US retail wireless operations.

        Our Chief Financial Officer was paid an annual bonus of $244,000, or 100% of his 2012 annual bonus opportunity. As with the Chief Executive Officer, the Compensation Committee took note of the Company's strong financial performance for the year. The Committee also viewed his individual performance very favorably, particularly the amendment of the Company's main credit facility to reduce borrowing costs, extend the maturity dates for the facility and increase operational flexibility.

        In reviewing with the Chief Executive Officer the recommendations for annual bonuses to be paid to the other executives, the Compensation Committee considered each officer's contribution to achieving the Company's financial performance and continued growth. In addition, in assessing each officer's performance and determining award amounts, the Compensation Committee acknowledged the following individual achievements:

  •
  With respect to Mr. Kreisher, his work reviewing, considering and negotiating numerous strategic alternatives for the Company's US retail wireless operations, culminating in a signed agreement to sell our Alltel business in January 2013.

  •
  With respect to Mr. Slap, his work on a number of internal legal initiatives and matters, as well as work related to certain strategic initiatives including the Alltel sale.

  •
  With respect to Mr. Noone, his work improving the Company's international controls and reporting quality and efficiency.

With respect to all three of these officers, the Company's strong financial performance, including the increase in our operating income from 2011 to 2012 by 80% to $99.5 million, and an increase in operating cash flow during that time period by 41%, was also a positive factor. As it does every year, the Compensation Committee also considered issues of internal equity that would arise from the payment of these bonuses. Based on the foregoing, the Compensation Committee determined to pay the following annual bonuses to the other named executive officers: William F. Kreisher, $118,000 or 100% of his 2012 annual bonus opportunity; Leonard Q. Slap, $94,000 or 100% of his 2012 annual bonus opportunity and Karl D. Noone, $57,000 or 87% of his 2012 annual bonus opportunity.

Annual Equity Bonus

        Under our 2008 Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our executive officers. Awards made under the 2008 Plan may be granted subject to conditions and restrictions, including voting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our Compensation Committee, composed entirely of independent directors, grants awards to our employees under our 2008 Plan. Mr. M. Prior has authority to make limited grants under the 2008 Plan to certain key employees of the Company following consultation with the Compensation Committee.

        In addition to annual equity awards to our officers, we have awarded significant equity compensation in connection with the hiring or promotions of executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In general, we have awarded stock options and restricted stock with time-based vesting schedules of four years, and, in the case of stock options, have had a term of either seven or ten years. For 2012 compensation, the Compensation Committee granted all equity awards in the form of restricted stock and did not issue option awards. The Compensation Committee believes that given the Company's disciplined, long-term approach to its investing and operating strategy and its practice of providing a current return to stockholders in the form of dividends, restricted stock is a better tool for aligning, incentivizing, retaining and rewarding our executive officers at this time.

        On March 27, 2013 the Compensation Committee granted the following equity compensation to the Company's named executive officers for their 2012 achievements:

Stock Awards (shares)
Michael T. Prior	25,000
Justin D. Benincasa	12,000
William F. Kreisher	14,000
Leonard Q. Slap	8,000
Karl D. Noone	4,000

Total	63,000

        These stock awards vest ratably over a period of four years. In making equity awards to our Chief Executive Officer in the past, the Compensation Committee has considered that he is the son of the Company's Chairman and largest stockholder and therefore has historically awarded him less than the amount of equity that it believes would be more typical and competitive for his position with the Company and the considerable success of the Company under his leadership. The Compensation Committee has communicated this approach to the Chief Executive Officer.

        In recent years, we have been increasing the amount of equity compensation we have been awarding. As we diversify and expand our business through acquisitions, we have added key employees throughout our operations and deepened and broadened our senior management team. Many of the individuals we compete for have worked for companies that have made equity compensation a greater part of overall compensation than we have or otherwise have an expectation of receiving greater equity compensation. To stay competitive in attracting and retaining talent in these circumstances, we needed to offer more equity compensation than in the past.

        While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options and unvested restricted stock at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), we believe that equity compensation will remain a critical recruitment, retention and incentive tool.

        In approving the annual cash bonus and equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and for 2012 concluded that granting stock awards that vest over four years would not be likely to encourage excessive risk taking.

  Retirement, Benefits and Other Arrangements

        In 2008, we adopted a deferred compensation plan for our then existing executives. This plan is intended to provide retirement income to our executive officers. It was adopted to offset a reduction in our annual contributions to these executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make quarterly credits equal to 8% of the executive's then current base salary to an account on behalf of the executive. In addition to these quarterly credits, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan Transactions in 2012 for more information. Executives hired after 2008 do not participate in this plan. Except for this plan, our executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, which are not also available to all of our employees.

        We have no change of control agreements with, or severance plans with respect to, any of our executive officers.

  "Say on Pay" Advisory Approval of Executive Compensation

        As required by Section 14A of the Securities Exchange Act, in 2011 we conducted our first advisory vote of stockholders with respect to the compensation of our named executive officers. At the 2011 Annual Meeting, more than 90% of the shares present, or present by proxy and entitled to vote at the 2011 Meeting approved of our named executive officer compensation. While the approval was advisory and non-binding in nature, the Board of Directors and Compensation Committee value the opinion of stockholders and consider this outcome as an indication that stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company's goals and objectives. As a consequence, the Compensation Committee has not made significant changes in our executive compensation programs as a result of the advisory vote.

        At the 2011 Annual Meeting, stockholders also voted on a non-binding and advisory basis to hold an advisory vote on executive compensation every three years. Accordingly, the Company will ask stockholders to participate in another advisory vote on executive compensation at the 2014 Annual Meeting.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

Martin L. Budd, Chair
Charles J. Roesslein
Michael T. Flynn

2012 Summary Compensation Table

        The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for each of the last three fiscal years ended December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(3) ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael T. Prior	2012	550,000	550,000	1,204,000	—	106,761	2,410,761
Chief Executive Officer	2011	540,000	430,000	747,200	457,991	60,755	2,235,946
	2010	525,000	325,000	247,200	461,405	84,776	1,643,381
Justin D. Benincasa	2012	325,000	244,000	577,920	—	65,921	1,212,841
Chief Financial Officer	2011	272,000	165,000	373,600	152,664	38,678	1,001,942
	2010	265,000	120,000	164,800	263,660	52,392	865,852
William F. Kreisher	2012	236,000	118,000	674,240	—	43,270	1,071,510
Senior Vice President,	2011	230,000	100,000	74,720	228,995	29,811	663,526
Corporate Development	2010	225,000	85,000	—	105,467	44,995	460,462
Leonard Q. Slap(4)	2012	235,000	94,000	385,280	—	18,287	732,567
Senior Vice President and	2011	228,000	85,000	224,160	76,332	11,104	624,596
General Counsel	2010	129,808	40,000	220,600	530,724	5,969	927,101
Karl D. Noone(5)	2012	218,000	57,000	192,640	—	15,973	483,613
Senior Vice President and	2011	212,000	55,000	186,800	61,065	11,514	526,379
Corporate Controller	2010	76,731	21,000	241,800	308,901	2,200	650,632

(1)
The amounts in this column reflect the grant date fair value presented in accordance with FASB ASC Topic 718, of awards granted pursuant to our equity incentive plans. Stock awards are valued at the grant date fair value of our stock. Assumptions used in the calculation of the 2010 and 2011 option awards are included in Note 9 to our Consolidated Financial Statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K as filed with the SEC on March 18, 2013.

(2)
The amounts in this column reflect matching contributions made by us to each of the named executive officers pursuant to the Atlantic Tele-Network, Inc. 401(k) Plan, contributions made by us to a non-qualified deferred compensation plan for Messrs. Prior, Benincasa and Kreisher, and dividends earned on unvested stock awards.

(3)
Includes grants made on March 27, 2013 for 2012 achievements.

(4)
Mr. Slap joined us in May 2010. His annual salary and performance-based cash bonus included in the table above for the 2010 fiscal year represent amounts actually paid based on partial year service and have not been annualized. His 2010 option awards include awards of $464,809 issued upon joining us and $65,915 issued on March 15, 2011 for his 2010 achievements.

(5)
Mr. Noone joined us in August 2010. His annual salary and performance-based cash bonus included in the table above for the 2010 fiscal year represent amounts actually paid based on partial year service and have not been annualized.

 Grants of Plan-Based Awards in 2012

        The table below sets forth additional information regarding stock and option awards granted to our named executive officers during the fiscal year ended December 31, 2012.

Name		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Michael T. Prior	Option Grant	3/22/12	—	30,000	37.36	457,991
Chief Executive Officer	Restricted Stock Grant	3/22/12	20,000	—	—	747,200
Justin D. Benincasa	Option Grant	3/22/12	—	10,000	37.36	152,664
Chief Financial Officer	Restricted Stock Grant	3/22/12	10,000	—	—	373,600
William F. Kreisher	Option Grant	3/22/12	—	15,000	37.36	228,995
Senior Vice President,	Restricted Stock Grant	3/22/12	2,000	—	—	74,720
Corporate Development
Leonard Q. Slap	Option Grant	3/22/12	—	5,000	37.36	76,332
Senior Vice President and	Restricted Stock Grant	3/22/12	6,000	—	—	224,160
General Counsel
Karl D. Noone	Option Grant	3/22/12	—	4,000	37.36	61,065
Senior Vice President and	Restricted Stock Grant	3/22/12	5,000	—	—	186,800
Corporate Controller

(1)
Grants vest 25% annually commencing one year from the date of grant.

(2)
The amounts in this column reflect the grant date fair value of awards determined as set forth in footnote 1 to our 2012 Summary Compensation Table set forth on page 28.

Outstanding Equity Awards at Fiscal Year-End 2012

        The table below sets forth additional information regarding the equity awards granted to our named executive officers that were outstanding as of December 31, 2012.

		Option Awards				Stock Awards
						Restricted Shares That Have Not Vested(1)
		Number of Securities Underlying Unexercised Options(1)
	Grant Date			Exercise Price ($)	Expiration Date	Number of Shares	Market Value ($)(2)
Name		Exercisable	Unexercisable
Michael T. Prior	3/22/12	—	30,000	37.36	3/22/12	20,000	734,200
President and Chief	3/15/11	8,750	26,250	32.96	3/15/21	5,625	206,494
Executive Officer	2/11/10	12,500	12,500	46.85	2/11/20	6,250	229,438
	12/5/08	20,000	—	23.78	12/5/18	—	—
	9/17/07	50,000	—	32.98	9/17/17	—	—
Justin D. Benincasa	3/22/12	—	10,000	37.36	3/22/12	10,000	367,100
Chief Financial Officer	3/15/11	5,000	15,000	32.96	3/15/21	3,750	137,663
	2/11/10	10,000	10,000	46.85	2/11/20	5,000	183,550
	12/5/08	6,000	—	23.78	12/5/18	—	—
	9/17/07	40,000	—	32.98	9/17/17	—	—
	5/17/06	35,000	—	25.63	5/17/16	—	—
William F. Kreisher	3/22/12	—	15,000	37.36	3/22/12	2,000	73,420
Senior Vice President,	3/15/11	2,000	6,000	32.96	3/15/21	—	—
Corporate Development	2/11/10	15,000	7,500	46.85	2/11/20	2,500	91,775
	12/5/08	5,000	—	23.78	12/5/18	—	—
	9/17/07	45,000	—	32.98	9/17/17	—	—
Leonard Q. Slap	3/22/12	—	5,000	37.36	3/22/12	6,000	220,260
Senior Vice President,	3/15/11	1,250	3,750	32.96	3/15/21	—	—
General Counsel	6/15/10	12,500	12,500	44.12	6/15/20	2,500	91,775
Karl D. Noone	3/22/12	—	4,000	37.36	3/22/12	5,000	183,550
Senior Vice President,	8/9/10	7,500	7,500	48.36	8/9/20	2,500	91,775
Corporate Controller

(1)
Grants vests 25% annually commencing one year from the date of grant.

(2)
Stock awards are valued at $36.71 per share, the closing price of our stock on December 31, 2012.

 Option Exercises and Stock Vested in 2012

        The table below sets forth information with respect to our named executive officers regarding all options that were exercised and restricted stock that vested during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael T. Prior	8,800	160,336	7,500	280,931
Chief Executive Officer
Justin D. Benincasa	—	—	5,500	206,367
Chief Financial Officer
William F. Kreisher	10,000	45,159	2,500	93,850
Senior Vice President,
Corporate Development
Leonard Q. Slap	—	—	1,250	43,750
Senior Vice President
and General Counsel
Karl D. Noone	—	—	1,250	48,763
Senior Vice President
and Corporate Controller

(1)
Reflects the difference between the market price of the option awards at exercise and the grant date exercise price of such options.

(2)
Reflects the market value of the shares based on the vesting date closing price of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information regarding our equity compensation plans as of December 31, 2012:

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
2008 Equity Incentive Plan	283,698	$37.88	1,349,400
1998 Stock Option Plan	436,750	$29.03	—
Equity compensation plans not approved by security holders:	—	—	—
Total	720,448		1,349,400

 Non-Qualified Deferred Compensation Plan Transactions in 2012

        The following table sets forth contributions by us to our deferred compensation plan for fiscal 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael T. Prior	—	44,000	(20,386)	—	64,386
Justin D. Benincasa	—	26,000	(10,678)	—	36,678
William F. Kreisher	—	18,800	(9,295)	—	28,175
Leonard Q. Slap	—	—	—	—	—
Karl D. Noone	—	—	—	—	—

(1)
The amounts reported in this column are reported for fiscal 2012 and the "All Other Compensation" column of the 2012 Summary Compensation Table.

        Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our then existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan and Messrs. Slap and Noone are not participants in the plan. Under this plan, we make quarterly credits equal to 8% of the executive officer's then current quarterly base salary to an account in the plan on behalf of the executive. In addition to these quarterly credits, the Compensation Committee may make additional credits in its sole discretion. Credits to such executive officer's account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer from among alternatives approved by the Compensation Committee. Overall investment return is dependent upon the performance of each executive officer's selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a nonforfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer's separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.

Potential Payments Upon Termination or Change of Control

        All of our employees, including our named executive officers, are employees-at-will and, as such, do not have employment contracts or retention agreements with us. In addition, we do not have change-in-control or severance agreements with any of our named executive officers.

DIRECTOR COMPENSATION

        Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the compensation set by similar sized companies in our determination of director compensation.

        The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2012. Mr. M. Prior, our Chief Executive Officer does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company.

2012 Director Compensation Table

        The table below summarizes the compensation earned by each named director as of December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Cornelius B. Prior, Jr.(2)	125,000	—		16,458		141,458
Martin L. Budd	65,700	65,000		—		133,700
Michael T. Flynn	71,785	65,000		385	(3)	136,785
Liane J. Pelletier	25,000	95,000	(4)	637	(3)	120,637
Charles J. Roesslein	73,700	65,000		—		138,700
Brian A. Schuchman	5,000	65,000		37,500	(5)	107,500

(1)
The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2008 Plan.

(2)
As compensation for Mr. Cornelius B. Prior, Jr.'s service as Chairman in 2012, we paid him an annual salary of $125,000, plus certain benefits which are included in "All Other Compensation", including $4,496 in matching contributions pursuant to our 401(k) plan, use of a company car and life insurance premiums. We also provided him with medical and dental benefits that are available to all of our employees. Mr. C.B. Prior, Jr. did not participate in any of our incentive compensation programs. In his capacity as Chairman, he did not receive any board meeting fees, but did receive expense reimbursement available to all other directors.

(3)
Reflects dividends earned on unvested stock awards.

(4)
Includes, in addition to Ms. Pelletier's annual retainer, a one-time stock award in the amount of $30,000 granted upon her initial election to the Board in 2012.

(5)
Includes $37,500 of consulting fees relating to Mr. Schuchman's role assisting specific subsidiaries of the Company on optimizing their wireless network assets and the procurement of equipment for those networks.

The table below summarizes the number of shares of unvested restricted stock held by each named director as of December 31, 2012.

Name	Shares Restricted Stock
Cornelius B. Prior, Jr.	—
Martin L. Budd	—
Michael T. Flynn	230
Liane J. Pelletier	873
Charles J. Roesslein	—
Brian A. Schuchman	—

Retainers and Meeting Fees

        For the fiscal year ended December 31, 2012, our non-employee directors (excluding our Chairman) received an annual retainer of $90,000 (consisting of $25,000 in cash and $65,000 in stock). In addition to the retainers, the Chairs of the Audit Committee and the Compensation Committee received additional annual payments of $15,000 and $10,000, respectively. Members of the Audit Committee and the Compensation Committee receive additional annual payments of $10,000 and $5,000, respectively. In addition, the members of the Nominating Committee, who were appointed in December 2012, will receive an annual payment of $1,000 for the year and the Chair of the Nominating Committee will receive an additional annual payment of $2,500.

        In addition to the annual retainer and fees for committee membership, members of the Audit Committee received $5,000, and the Chair of the Audit Committee received $10,000 in additional fees as compensation for an increase in the number of meetings held during the year ended December 31, 2012.

Restricted Stock Grant to New Board Members

        Under the 2008 Plan, new directors receive a one-time payment of $30,000 paid entirely in restricted stock that vests over three years. The per share price will be determined as of the close of the Nasdaq market on the date of the director's election to the Board.

 RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

        Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable by our Audit Committee.

        In June 2010, we entered into a joint venture with Schuchman Consulting LLC ("Schuchman Consulting"), an entity wholly owned by Brian A. Schuchman, one of our directors. The purpose of the joint venture is to actively evaluate wireless opportunities in the Caribbean, including an investment made in Aruba in June 2010 consisting of a newly-created company called Caribbean Telecom Partners, LLC ("CTP"). Schuchman Consulting provides the day-to-day management of CTP, including identifying new investment opportunities for CTP in the Caribbean. Pursuant to a consulting agreement between CTP and Schuchman Consulting, CTP paid Schuchman Consulting $37,500 for these services in 2012. CTP has established an equity incentive pool consisting of non-voting common stock for its management team equal to 10% of its common equity, of which one-half has been issued to Schuchman Consulting. Customary non-competition and non-solicitation agreements are in place between Schuchman Consulting and CTP.

        Our Audit Committee negotiated the specific structure and terms of the joint venture and unanimously approved the arrangement described above in accordance with the terms of our Related Person Transaction Policy.

 ADDITIONAL INFORMATION

Stockholder Proposals for 2014 Annual Meeting

        All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's annual meeting of stockholders should be sent to Atlantic Tele-Network, Inc.; Attn: Secretary, 600 Cummings Center, Beverly, MA 01915. To be considered for inclusion in our proxy materials for that meeting, such proposals must be received by us by January 3, 2013, and must comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2014 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than March 19, 2014, in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Atlantic Tele-Network, Inc., Secretary, 600 Cummings Center, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Annual Report and Other SEC Filings

        Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at ir.atni.com. These filings and other SEC filings, including our proxy statement, are also available on the SEC's website at www.sec.gov.

        A copy of these filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (excluding exhibits) may be obtained, at no cost, by writing to Atlantic Tele-Network, Inc., Attn: Secretary, 600 Cummings Center, Beverly, MA 01915.

        Our Annual Report for the year ended December 31, 2012, which is being mailed to stockholders with this proxy statement, is not incorporated into this proxy statement and is not deemed to be part of the proxy soliciting material.

By order of the Board of Directors,

LEONARD Q. SLAP
Secretary

April 29, 2013

APPENDIX A

ATLANTIC TELE-NETWORK, INC.
2008 EQUITY INCENTIVE PLAN

  1.
  Purpose.

        The purpose of the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan, as amended and restated (the "Plan") is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company's goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 7 below.

  2.
  Administration.

        The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee's determinations hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

  3.
  Eligibility.

        All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

  4.
  Stock Available for Awards.

        (a)   Amount.    Subject to adjustment under subsection (c), up to an aggregate of 2,000,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

        (b)   Limit on Individual Grants.    The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply, shall not exceed 150,000 shares, subject to adjustment under subsection (c).

        (c)   Adjustments.    Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code.

  5.
  Awards under the Plan.

        (a)   Types of Awards.    The Committee may grant Options, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.

        (b)   Terms and Conditions of Awards.

            (i)  The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

           (ii)  The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.

          (iii)  Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

        (c)   Provisions Applicable to Certain Types of Awards.

            (i)  Options and Stock Appreciation Rights.    The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided that if the Board approves the grant of an Option or Stock Appreciation Right with an exercise price to be determined on a future date, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on such future date. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

           (ii)  Restricted Stock and Restricted Stock Units.

            (1)   Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units may be settled in shares of Common Stock or other securities of the Company, cash, Awards or other property as determined by the Committee. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units that are settled in shares to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary at the expiration of the Restricted Period.

            (2)   Notwithstanding clauses (D) or (E) of Section 5(b)(i) or Section 6(i),

              a.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse solely based on the length of the Participant's service shall lapse with respect to no more than one-third of such shares per year; and

              b.     forfeiture restrictions on shares of Restricted Stock and Restricted Stock Units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year; provided that the foregoing limitations set forth in this Section 5(c)(ii) shall not apply to (i) lapses of restrictions in connection with the disability, death, retirement or other termination of service of the Participant or in accordance with Section 6(e) or (ii) awards of Restricted Stock or Restricted Stock Units, including modifications of such awards, with respect to an aggregate number of shares not exceeding ten percent of the total number of shares authorized for issuance under the Plan.

  6.
  General Provisions.

        (a)   Documentation.    Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles. Any such documentation may be maintained solely in electronic format.

        (b)   Termination and Forfeiture.    The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company's best interests.

        (c)   Dividends.    In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.

        (d)   Committee Discretion.    Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

        (e)   Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, or (v) terminating the Award, as the Committee may consider equitable to Participants and in the best interests of the Company.

        (f)    Tax Withholding.    A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

        (g)   Legal Compliance.    The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

        (h)   Foreign Nationals.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified herein as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (i)    Amendment of Awards.    The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

  7.
  Certain Definitions.

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

        "Award" means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

        "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means Atlantic Tele-Network, Inc., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Date of Grant" means the date on which all requirements under applicable law and the Company's certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's legal representative.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

        "Incentive Stock Option" means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

        "Option" means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Goals" means or may be expressed in terms of any of, but not limited to, the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales (x) total stockholder return (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) an executive's attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Period" means any period during which an Award or any part thereof may be forfeited to the Company.

        "Restricted Stock" means shares of Common Stock that are subject to forfeiture to the Company.

        "Restricted Stock Unit" means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

        "Stock Appreciation Right" means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

        "Stock Equivalent" means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

        "Transferable for value" means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

  8.
  Miscellaneous.

        (a)   No Rights with Respect to Service.    No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

        (b)   No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

        (c)   Effective Date.    The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

        (d)   Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Atlantic Tele-Network, Inc. 01NO5D 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - Martin L. Budd 02 - Michael T. Flynn 03 - Liane J. Pelletier 04 - Cornelius B. Prior, Jr. 05 - Michael T. Prior 06 - Charles J. Roesslein Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE-BASED GOALS STATED IN THE COMPANY’S 2008 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. 4. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting. For Against Abstain 3. RATIFICATION OF THE SELECTION OF PRICEWATER HOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR 2013. 1 6 2 3 6 6 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . ATLANTIC TELE-NETWORK, INC. Annual Meeting of Stockholders – June 18, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Cornelius B. Prior and Michael T. Prior, and each of them as Proxies, with full power of substitution, and hereby authorizes each of them to represent and to vote, as instructed herein, all shares of Common Shares of Atlantic Tele-Network, Inc. held by the undersigned on April 15, 2013, at the Annual Meeting of Stockholders to be held June 18, 2013 or any adjournment or postponement thereof on matters set forth in the Notice and Proxy Statement dated April 29, 2013. Proxy — ATLANTIC TELE-NETWORK, INC. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2012 Annual Report are available at: https://materials. proxyvote.com/049079